EXHIBIT 99.1
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                IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE
                          IN AND FOR NEW CASTLE COUNTY

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                                        C.A. No. 19574NC
CAROLE LANG,

                        Plaintiff,      COMPLAINT

            -against-

THOMAS O. RYDER, JONATHAN B.
BULKELEY, HERMAN CAIN, LYNNE V.
CHENEY, M. CHRISTINE DEVITA, JAMES
E. PRESTON, LAWRENCE R. RICCIARDI,
C.J. SILAS, WILLIAM J. WHITE, ED
ZSCHAU, DEWITT WALLACE-READER'S
DIGEST FUND, INC., LILA WALLACE-
READER'S DIGEST FUND, INC. and THE
READER'S DIGEST ASSOCIATION, INC.

                       Defendants.

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          Plaintiff, by her attorneys, alleges upon information and belief,

except as to paragraph 1 which plaintiff alleges upon knowledge, as follows:

          1.   Plaintiff is a shareholder of The Reader's Digest Association,

Inc. ("Reader's Digest" or the "Company").

          2.   Reader's Digest is a corporation duly organized and existing under the laws of the State of Delaware, with its principal offices located in

Pleasantville, New York. Reader's Digest is the publisher of the READER'S DIGEST magazine, as well as other magazines, books, recorded music collections, and home videos. Reader's Digest has two classes of common stock, Class B and Class

A. The only difference between the two classes is that holders of the Class B stock possess voting rights whereas the Class A Stockholders do not.

          3.   Defendants DeWitt Wallace-Reader's Digest Fund, Inc. and Lila

Wallace-Reader's Digest Fund, Inc. (collectively, the "Wallace Funds") own shares of Class B Stock

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representing 50 percent of the total voting power of all Reader's Digest stock.

This action challenges the validity of the Recapitalization Agreement defined below. The Recapitalization Agreement is governed by the laws of Delaware. The

Wallace Funds, which are New York not-for-profit corporations, have unconditionally consented to submit to the exclusive jurisdiction of the Courts of Delaware in connection with any action or proceeding arising out of or relating to the Recapitalization Agreement and the transactions contemplated thereby. Thus, the Wallace Funds are subject to the jurisdiction of this Court in this action.

          4.   Defendant Thomas O. Ryder is the Chairman of Reader's  Digest's

Board of Directors and the Chief Executive Officer of the Company.

          5.   Defendant Jonathan B. Bulkeley is a Director of Reader's Digest.

          6.   Defendant Herman Cain is a Director of Reader's Digest.

          7.   Defendant Lynne V. Cheney is a Director of Reader's Digest.

          8.   Defendant M. Christine DeVita is a Director of Reader's Digest

 and the President of the Wallace Funds.

          9.   Defendant James E. Preston is a Director of Reader's Digest.

          10.  Defendant Lawrence R. Ricciardi is a Director of Reader's Digest.

          11.  Defendant C.J. Silas is a Director of Reader's Digest and a

Director of the Wallace Funds.

          12.  Defendant William J. White is a Director of Reader's Digest.

          13.  Defendant Ed Zschau is a Director of Reader's Digest.

          14.  The individual defendants, as directors of Reader's Digest, and the Wallace Funds, as controlling stockholders, have a fiduciary relationship and responsibility to plaintiff

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and the other Class A stockholders and owe them the highest fiduciary obligations of good faith, loyalty and entire fairness.

                            CLASS ACTION ALLEGATIONS

         15. Plaintiff brings this action on her own behalf and as a class action, pursuant to Rule 23 of the Rules of the Court of Chancery, on behalf of all holders of Class A Stock, or their successors in interest, who are being and will be harmed by defendants' actions described below (the "Class"). Excluded from the Class are defendants herein and any person, firm, trust, corporation,

or other entity related to or affiliated with any of defendants.

         16. This action is properly maintainable as a class action because:

             a.  The Class is so numerous  that  joinder of all members is impracticable.  There are  hundreds of holders of Class A Stock of record and many more beneficial owners who are located throughout the United States;

             b.  There are questions of law and fact which are common to the

Class, including: whether the Wallace Funds have acted in a manner calculated to benefit themselves at the expense of the Class A stockholders; and whether plaintiff and the other members of the Class would be irreparably damaged by reason of the wrongs complained of herein;

             c.  Defendants  have acted or  refused  to act on grounds generally applicable  to the Class,  thereby  making appropriate final injunctive relief with respect to the Class as a whole; and

             d.  Plaintiff is committed to prosecuting this action and has retained competent counsel experienced in litigation of this nature. The claims of plaintiff are typical of the claims of the others members of the Class and plaintiff has the same interests as the other members of the Class. Accordingly,

plaintiff is an adequate representative of the Class and will fairly and adequately protect the interests of the Class.

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                                CLAIM FOR RELIEF

         17. DeWitt and Lila Acheson Wallace founded READER'S DIGEST magazine in

1922. The Company went public in 1990, but the Wallace Funds maintained voting control over the Company through their holdings of Class B Stock. Reader's

Digest's Charter provides that Class A Stock and Class B Stock are treated alike in all respects except that the Class A Stock has no vote. Until September 1998,

the Wallace Funds owned over 50% of the voting power. At that time, the Wallace

Funds exchanged sufficient Class B shares for Class A shares issued by the

Company to decrease their Class B holdings to 50%. The exchange ratio, 0.865 shares of Class A Stock for each Class B share, represented a discount to the market price of the Class B stock. As a result of the exchange, the Wallace

Funds hold 50 percent of the Class B Stock and 50 percent of the voting power of the Company, and were and are able to nominate and elect each member of Reader's

Digest's Board of Directors, the individual defendants herein.

         18. The Class B Stock is held by a select group of investors and is not widely traded. There are just 12,432,164 shares of Class B Stock outstanding.

The Wallace Funds together hold 6,216,082 shares, or 50 percent of the Class B common stock. The Reader's Digest Employee Ownership Plan and 401(k) Partnership

holds 1,584,307 shares. Apart from institutional holdings, there are only

2,358,681 shares of Class B Stock in the public float. By contrast, Reader's

Digest Class A Stock is actively traded, with about 87,225,000 shares outstanding.

         19. Historically, the Class B Stock has traded at nearly identical prices to the Class A Stock, and often at a discount to the price of the Class A

Stock, notwithstanding the voting power of the Class B Stock. As noted above, in

September 1999, the Wallace Funds exchanged, at a discount, approximately 9.3 million Class B shares for 8 million Class A shares.

         20. On or about April 12, 2002, the Company entered into a

Recapitalization Agreement (the "Agreement") with the Wallace Funds which provides INTER ALIA, for a

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reclassification of the Company's common stock into one class of voting stock

(the "new common stock") by means of a merger between the Company and a wholly owned subsidiary. The terms of the Recapitalization are unfair to the holders of the Class A Stock because holders of Class B shares will enjoy a substantial premium (either in cash or new common stock) whereas Class A Shares will be converted into new common stock on a one-for-one basis, with no premium.

Furthermore, the unfair terms of the Recapitalization will be forced upon the

Class A shareholders because only the Class B shareholders, who benefit from the

Recapitalization to the detriment of the Class A holders, will be permitted to vote thereon.

         21. Pursuant to the Agreement, holders of the Class B Stock, other than the Wallace Funds, will receive a premium of 1.24 shares of new common stock in exchange for each Class B share. The Wallace Funds will receive an equivalent premium in cash, $27.50 per Class B share, or approximately $100 million in the aggregate, representing a 20 percent premium to the 15 and 30 day average closing prices of Class B Stock. In contrast, the holders of the Class A Stock will receive no financial benefit or gain from the Recapitalization.

         22. While the Class A shareholders will obtain voting rights pursuant to this Recapitalization, their voting power will be diluted. By reason of the preferential premium granted to the Class B shareholders, the voting power of the Class A shareholders will be proportionately diluted. Also, the

Recapitalization will be accompanied by entrenchment measures which will have the effect of preserving the individual defendants' positions, while denying the

Class A shareholders the free and unfettered right to benefit from value maximizing transactions. Among other things, the directors of Reader's Digest will serve staggered terms, thereby inhibiting potential acquisitions of the

Company because it would take an offeror more than one election cycle to unseat the
incumbent directors. Furthermore, the Certificate of Incorporation of Reader's

Digest will bar shareholders from exercising the right to vote by written consent so that a proxy contest could only be waged in connection with the shareholders' annual meeting.

         23. Holders of Class A Stock also will suffer significant earnings dilution as a result of the Recapitalization. Because holders of Class B Stock are receiving a large premium in the Proposed Transaction, the Class A shareholders' earnings power VIS-A-VIS the Class B shareholders will be proportionately diluted. Furthermore, Reader's Digest has been forced to obtain outside financing for the $100 million to be paid to the Wallace Funds. The financing is particularly costly to Reader's Digest because the Company's credit rating was cut to junk status by Standard & Poor's in March 2002. Thus, the

Recapitalization will be doubly depressive to the Class A shareholders' earnings power.

                                     COUNT I

         24.  Plaintiff repeats and realleges each of the foregoing allegations as if fully set forth herein.

         25.  The individual defendants' fiduciary duty of loyalty which they owe to the Class A Shareholders requires them to allocate the benefits of the

Recapitalization fairly and proportionately between the Class A and Class B stockholders. In violation of their fiduciary duties, the individual defendants,

who collectively own or hold just 51,730 shares of Class A stock, have allocated all the financial benefits of the Recapitalization to the Class B stockholders.

In so doing, the individual defendants ignored the relative market prices of the

Class A and Class B shares and the September 1999 exchange whereunder the

Wallace Funds exchanged Class B Shares for Class A shares at a considerable discount, rather than at a premium, to market value.

         26.  As a result,  the Class B  stockholders,  including  the  Wallace

Funds will be  unjustly  enriched  and the Class A stockholders injured.

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                                    COUNT II

         27.  Plaintiff repeats and realleges each of the foregoing allegations as if fully set forth herein.

         28.  As controlling shareholders, the Wallace Funds are obligated to treat the Class A shareholder with entire fairness in transactions which affect the rights of the Wallace Funds and the Class A shareholders, such as the

Recapitalization. In violation of their fiduciary duties, the Wallace Funds have orchestrated the Recapitalization which benefits themselves financially without any corresponding financial benefit for the Class A shareholders. The

Recapitalization is also the product of unfair dealing. The Class A shareholders will not be allowed to vote on the Recapitalization, and, therefore, will be compelled to endure unfair terms, absent injunctive relief in this action.

                                AS TO BOTH COUNTS

         29. The Class A shareholders will suffer irreparable injury unless the

Recapitalization is enjoined. Once the Recapitalization is effected and the new common stock is available for trading, it will be impossible to reverse the adverse effects of the Recapitalization which the Class A shareholders will sustain

         30.  Plaintiff has no adequate remedy at law.

         WHEREFORE, plaintiff prays for judgment and relief as follows:

         A.   Ordering that this action may be maintained as a class action and certifying plaintiff as the Class representative;

         B.   Preliminarily  and  permanently  enjoining  defendants and all persons acting in concert with them,  from  proceeding with, consummating or closing the Recapitalization;

         C.   In the event the  Recapitalization is consummated,  rescinding it and setting it aside or awarding rescissory damages to the Class;

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         D.   Directing  defendants to account to Class members for their damages and defendants' profits resulting from the wrongs complained of herein;

         E.   Awarding  plaintiff  the costs of this action,  including a reasonable  allowance  for  plaintiff's  attorneys'  and experts' fees; and

         F.   Granting such other and further relief as the Court may deem just and proper,

                                           ROSENTHAL, MONMAIT, GROSS &
                                           GODDESS, P.A.


                                           By: /S/ [ILLEGIBLE]
                                           ----------------------------------
                                           919 North Market Street, Suite 1401
                                           P.O. Box 1070
                                           Wilmington, Delaware 19899
                                           (302) 656-4433
                                           Attorneys for Plaintiff

OF COUNSEL:

ABBEY GARDY, LLP
212 East 39th Street
New York, New York 10016
(212) 889-3700